                             SEPARATION AGREEMENT

     THIS SEPARATION AGREEMENT (this "Agreement") is made and entered into as of June 28, 1999, by and among Avatex Corporation, a Delaware corporation (the "Company"), and Edward L. Massman, an individual ("Employee").

                                   RECITALS

     A. Employee and the Company are parties to an Employment Agreement dated on or about November 12, 1996, as amended by the Amendment to Employment Agreement, dated February 1, 1998, (the "Employment Agreement"), under which the Company has employed Employee as the Company's Senior Vice President and Chief Financial Officer.

     B. The Company and Employee have agreed that Employee's employment by the Company shall terminate at the end of the day on June 28, 1999 (the "Separation Date"), unless terminated for cause prior thereto in accordance with the terms of the Employment Agreement.

     C. This Agreement is entered into to resolve all matters between the Company and Employee in connection with separation of Employee from with the Company, including but not limited to any payments claimed due by Employee. Notwithstanding anything in this Agreement to the contrary, this Agreement (other than this sentence) shall have no force and effect if Employee's employment with the Company is terminated for cause prior to the Separation Date in accordance with the terms of the Employment Agreement.

                 UNDERTAKINGS, AGREEMENTS, AND ACKNOWLEDGMENTS

     1. With respect to Employee's status as an employee of the Company and as a director or manager of certain entities in which the Company or its subsidiaries has an investment:

     (a) Employee shall continue to be employed by the Company and shall continue to be paid his current salary through the Separation Date. The Employment Agreement shall terminate on the Separation Date, except that Sections 5 and 7 of the Employment Agreement shall continue in full force and effect. On the Separation Date, Employee shall be deemed to have resigned from his position as an officer of the Company and all of its subsidiaries of which he was an officer immediately prior to the Separation Date.

     (b) On the Separation Date, Employee shall execute and deliver to the Company a letter of resignation, dated and effective as of the Separation Date, resigning as a director of RAS Holding Corp., Presby Corp., PC Lens Corp. and Medical Internet Technologies, Inc., in the form of Exhibit A hereto.

     2. In consideration for the release being given by Employee and Employee's full and complete performance of the obligations herein and in full satisfaction of the Company's obligation under the Employment Agreement and any policies or agreements to pay a severance amount, the Company shall pay to Employee, less applicable deductions required by law, the following amounts:

     (a) In respect of Employee's contractual bonus that would otherwise be payable in November 1999, the Company shall pay $50,000.00 to Employee, less applicable deductions required by law, on the later of (i) the Separation Date or (ii) the expiration of the seven (7) day revocation period described in Section 10 of this Agreement.

     (b) The Company shall pay to Employee (i) $150,000.00, less applicable deductions required by law, on the expiration of the seven (7) day revocation period described in Section 10 of this Agreement and (ii) $150,000.00, less applicable deductions required by law, on June 28, 2000.

     (c) The Company shall calculate and, if required, make an annual payment to Employee as follows:

     (1) As soon as practicable after the end of each of the Company's fiscal years ending on March 31, 2000 and March 31, 2001, the Company shall calculate an amount (the "Avatex Bonus Amount") equal to the total amount of bonuses paid and/or accrued by the Company with respect to its General Counsel and its Chief Financial Officer for the applicable fiscal year. The Avatex Bonus Amount, if any, shall be paid by the Company to Employee, less applicable deductions required by law, on or about the date that the Company pays any bonus to its General Counsel for the applicable fiscal year.

     (2) If no bonus is paid or accrued by the Company with respect to both its General Counsel and its Chief Financial Officer for either of the Company's fiscal years ending on March 31, 2000 and March 31, 2001, then, as soon as practicable after the end of the Company's fiscal year ending on March 31, 2002 ("Fiscal 2002"), the Company shall calculate the Avatex Bonus Amount for Fiscal 2002. The Avatex Bonus Amount for Fiscal 2002, if any, shall be paid by the Company to Employee, less applicable deductions required by law, on or about the date that the Company pays any bonus to its General Counsel for Fiscal 2002.

     (3)  If the position of either General Counsel or Chief Financial
          Officer of the Company is not filled (i) for one of the Company's fiscal years or (ii) at the time a bonus is paid or accrued for one of the Company's fiscal years, then, for the purpose of calculating the amount of any Avatex Annual Bonus for such period under Subsection 2(c)(1) and (2) above, such position shall be deemed to have been paid or accrued, as applicable, the same bonus as the filled position. If the positions of both General Counsel and Chief Financial Officer of the

          Company are not filled (x) for one of the Company's fiscal years or
          (y) at the time a bonus is paid or accrued for one of the Company's fiscal years, then the Company and Employee shall negotiate in good faith to reach an agreement on the amount, if any, of any bonus to be paid to Employee for such period.

     3. In addition to the foregoing, Employee shall receive the following consideration:

     (a) As of the date hereof, Employee owns the following options to purchase the Company's common stock ("Options") that were previously granted to him by the Company, which as of the date hereof have the following grant dates, vesting schedules, exercise prices and expiration dates:

-------------------------------------------------------------------------------
Grant Date     No. Of Options   Vesting Date   Exercise Price   Expiration Date
-------------------------------------------------------------------------------
 02-12-97          52,000          vested         $1.1875          02-12-02
-------------------------------------------------------------------------------
 07-02-97         133,333          vested         $1.1250          07-02-02
-------------------------------------------------------------------------------
 07-02-97         133,333         07-02-99        $1.1250          07-02-02
-------------------------------------------------------------------------------
 07-02-97         133,334         07-02-00        $1.1250          07-02-02
-------------------------------------------------------------------------------

Notwithstanding anything in any stock option agreement to the contrary, (i) Employee shall be permitted to retain all of these Options, irrespective of whether the Options have vested as of the Separation Date, (ii) any Options that have not vested as of the Separation Date will vest in accordance with the vesting schedule set forth in the applicable stock option agreement, as set forth above, and (iii) Employee may exercise any vested Options at any time or times until the expiration date of the Option. Employee and the Company agree that nothing herein shall be deemed or interpreted to extend the expiration date of any Options grant, and any Options that Employee fails to exercise before the applicable expiration date shall be terminated and void at the close of business on such date. Employee expressly acknowledges that the exercise of any Options remains subject to all restrictions imposed
(x) by the applicable stock option agreement between the Company and Employee (to the extent such restrictions are not modified by this Agreement) and (y) under applicable law.

     (b) Employee shall have the right to elect continued medical insurance coverage in accordance with applicable law from July 1, 1999 through December 31, 1999. If Employee elects to continue such coverage after the Separation Date, Employee shall timely make all payments of all premiums to or at the direction of the Company. Nothing herein shall be deemed to expand the period for which coverage is otherwise required to be provided under any applicable law. Any other benefits that were available to Employee during his employment with the Company, other than those set forth in this Agreement, are not available to Employee after the Separation Date.

     (c) For the purpose of Employee's participation in the Company's Performance Incentive Plan, as amended (the "Plan"), Employee's employment with the Company shall be considered a termination other than for cause, and Employee shall retain his 2.86% interest in Litigation Income (as such term is defined in the Plan), to the same extent that the other participants in the Plan retain their respective interests in Litigation Income under the Plan.

     (d) The Company shall maintain, for a period of at least three years from the Separation Date, directors and officer liability insurance providing at least $30 million of coverage with respect to the Company's present and former officers and directors and other similar coverage as the current policies maintained by or on behalf of the Company, and containing terms and conditions that are no less advantageous with respect to matters existing or occurring at or prior to the Separation Date, and in the event any claim is made against present or former directors or officers of the Company, that is covered, in whole or in part, or potentially so covered by insurance, the Company shall not do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition of that claim; provided, however, that if the cost of maintaining such insurance exceeds twice the current cost related to providing such insurance (the "Current Cost"), then the Company shall maintain such director and officer liability insurance with the maximum amount of coverage obtainable at twice such Current Cost.

     4. Employee hereby acknowledges that the payments to be made and other consideration to be provided pursuant to Sections 2 and 3 of this Agreement constitute items of value to Employee that are in excess of anything of value to which Employee may already be entitled. The payments provided for in Sections 2 and 3 hereof are premised on Employee's compliance with this Agreement and Section 5 of the Employment Agreement.

     5. In exchange for the payments and other consideration set forth in Sections 2 and 3 above, Employee, on his own behalf and behalf of his executors, heirs, agents, representatives, assigns, legal representatives and attorneys (collectively, the "Employee Parties"), hereby releases the Company together with its directors, officers, parents, owners, shareholders, affiliates, subsidiaries, employees, agents, representatives, assigns, heirs, predecessors, successors, legal representatives and attorneys (collectively, the "Company Parties"), of and from any and all debts, claims, demands, damages, obligations, suits, controversies, expenses, liabilities and causes of action of any kind whatsoever, whether known or unknown, that the Employee Parties have or might have against the Company Parties based on or related to Employee's employment with the Company or the separation of Employee from the Company, whether or not due to the negligence or misconduct of the Company or any of the other Company Parties. Employee understands and agrees that Employee is hereby releasing any rights or claims that Employee may have under the Age Discrimination in Employment Act of 1967, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1866; the Civil Rights Act of 1871; the Civil Rights Act of 1991; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Labor Management Relations Act; the Americans with Disability Act of 1990; or any other federal, state or local laws, regulations, or orders that regulate, without limitation, employment discrimination, fair employment practices, labor relations, civil rights, wages, occupational safety and health, worker's compensation, discrimination or any other aspect of employment. Employee further understands and agrees that, except as expressly provided herein, Employee is releasing any claims for wrongful discharge, any claims arising under common law, any claims for any bonus, any claims under any relocation, severance, vacation or incentive plan or policy, and any claims based upon any contract, whether oral or written, or any tort. Employee further understands and agrees that Employee is releasing not only claims that Employee knows about, but also any claims existing at the time of this Agreement about which Employee may not know. Notwithstanding the foregoing, nothing herein shall affect Employee's rights
(a) under this Agreement or (b) to indemnification, whether arising under the Indemnification Agreement dated as of October 23, 1997 between the Company and Employee or otherwise.

     6. The Company hereby releases Employee from all claims and demands the Company may have based on Employee's employment with the Company or the separation of Employee from the Company, whether or not due to Employee's negligence or misconduct. Notwithstanding the foregoing, nothing herein shall affect the Company's rights (a) under this Agreement or Sections 5 and 7 of the Employment Agreement or (b) with respect to Employee's right to indemnification, whether arising under the Indemnification Agreement dated as of October 23, 1997 between the Company and Employee or otherwise.

     7. Employee and the Company agree never to file a lawsuit asserting any claims that are released in Sections 5 or 6 of this Agreement.

     8.  Employee acknowledges that he was given a period of up to twenty-one
(21) days during which to consider this Agreement before signing it.

     9. Employee acknowledges that the Company advised Employee to consult with an attorney before signing this Agreement and that Employee has read and understood this Agreement. Any consultation by Employee with an attorney is at Employee's sole cost.

     10. Employee may revoke this Agreement within seven (7) days of Employee signing it. Revocation can be made by delivering a written notice of revocation to the Company. For such revocation to be effective, notice must be received no later than the seventh (7th) day after Employee signs this Agreement. If Employee revokes this Agreement, the Agreement shall not be effective or enforceable and Employee shall not receive the consideration described in Sections 2 and 3 of this Agreement and shall refund to the Company any payments made by the Company to Employee under this Agreement.

     11. By making this Agreement, neither the Company nor Employee admits that it or he has done anything wrong or unlawful.

     12. Neither party shall intentionally interfere with or liable or slander Employee or the Company or its management, officers or directors.

     13. Employee shall be available to cooperate with the Company and its affiliates from time to time after the date of this Agreement, as reasonably requested by the Company, for matters in which Employee was involved pertaining to the Company, including, but not limited to lawsuits filed against the Company. In providing assistance, Employee shall work in good faith with the Company's representatives. The Company shall give reasonable advance notice to Employee regarding any assistance it requests.

     14. Until two years from the date of this Agreement, without the prior written consent of the Company, Employee agrees not to, and agrees to cause Caring not to, directly or indirectly solicit any person who was an officer or employee of the Company on the date hereof to become employed or retained by Caring in any capacity, including, without limitation, as an employee, consultant or independent contractor.

     15. Notwithstanding any provisions in this Agreement to the contrary, in the event that Employee breaches the provisions of Sections 7, 12, 13 or 14 of this Agreement, in addition to any legal or equitable rights and remedies Company may have under this Agreement or otherwise with respect to such breach, the Company shall have no further obligations to Employee under this Agreement. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys fees' and court costs in addition to any other recovery allowed.

     16. If any provision of this Agreement is determined to be invalid by a court of competent jurisdiction, the invalidity of that provision shall not affect the validity of any other provision of the Agreement.

     17. This is the entire Agreement between Employee and the Company. No promises have been made to Employee other than those in this Agreement. This Agreement supersedes any other agreement or policy in effect between Employee and the Company or its affiliates regarding employment or severance, including but not limited to any provision set forth in the Avatex Corporation Policy and Procedure Manual or the Employment Agreement; provided, however, that the Plan and any stock option agreement between Employee and the Company shall remain in effect except as amended or modified by this Agreement.

     18. Employee's rights and interests herein shall not be assignable or transferrable (in law or in equity) by Employee. Any obligation by the Company to make payments hereunder are not subject to alienation, sale, transfer, claims of creditors, pledge, attachment, garnishment, levy, execution or encumbrance of any kind.

     19. Employee is responsible for payment of all individual taxes on all payments or benefits received by him under this Agreement. Any payments or benefits received under this Agreement shall be subject to withholding for such taxes to the extent and at the rate required by applicable law.

     20. This Agreement shall be governed by and construed in accordance with, the laws of the State of Texas.

     21. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties. Any notice or communication with respect to this Agreement shall be directed to:

              If to the Company:       Avatex Corporation
                                       Attn: General Counsel
                                       5910 North Central Expressway
                                       Suite 1780
                                       Dallas, TX 75206

              If to Employee:          Mr. Edward L. Massman
                                       7523 Marquette Street
                                       Dallas, TX  75225

      22. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under applicable law, then such illegality, invalidity or unenforceability shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be illegal, invalid or unenforceable and the rights and obligations of the respective parties shall be construed and enforced accordingly.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

      PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     IN WITNESS WHEREOF, this Agreement is executed to become effective as of June 30, 1999.

                                       AVATEX CORPORATION

                                       By: _________________________

                                       Name:________________________

                                       Title:_______________________



                                       _______________________
                                       Edward L. Massman

                                   EXHIBIT A


To the Boards of Directors of RAS Holding Corp., Presby Corp., PC Lens Corp. and Medical Internet Technologies, Inc.:

The undersigned hereby resigns my position as a director of RAS Holding Corp., Presby Corp., PC Lens Corp. and Medical Internet Technologies, Inc., effective as of the close of business on June __, 1999.


                                       _______________________
                                       Edward L. Massman